Exhibit 99.1

Execution Copy

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (the “Agreement”) is made as of February 5, 2004 by and among The SCO Group, Inc., a Delaware corporation (the “Company”), and BayStar Capital II, L.P. and Royal Bank of Canada (each a “Purchaser” and together, the “Purchasers”).

RECITALS

WHEREAS, pursuant to a Securities Purchase Agreement dated as of October 16, 2003 (the “Original Purchase Agreement”), the Company issued and sold 50,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Original Preferred Stock”), which are convertible into shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), and otherwise have the rights, preferences, privileges, powers and restrictions set forth in a Certificate of Designation (the “Original Certificate of Designation”) filed with the Secretary of State of Delaware on October 16, 2003;

WHEREAS, the Purchasers currently hold an aggregate of 50,000 shares of the Original Preferred Stock, constituting all of the now issued and outstanding Original Preferred Stock;

WHEREAS, the Company and the Purchasers desire that the Purchasers exchange all of the currently outstanding Original Preferred Stock for shares of the Company’s newly designated Series A-1 Convertible Preferred Stock described more fully below, upon the terms and conditions set forth herein (the “Exchange”); and

WHEREAS, the Exchange is intended to qualify as a private placement transaction under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and each act done pursuant hereto, the parties hereto, intending to be legally bound, do hereby represent, warrant, covenant and agree as follows:

1.             THE EXCHANGE.

(a)           Closing. Subject to the terms and conditions set forth in this Agreement, the Company and the Purchasers shall exchange 50,000 shares of Original Preferred Stock for 50,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share, described more fully in Section 1(c) below (the “Exchange Preferred Stock”).  The closing of the Exchange (the “Closing”) shall take place at the offices of Dorsey & Whitney LLP, 170 South Main Street, Suite 900, Salt Lake City, Utah 84101, on February 5, 2004, or such other date as the parties shall agree (the “Closing Date”).

(b)           Exchange.  At the Closing, (i) the Purchasers shall deliver to, or as directed by, the Company stock certificates representing the Original Preferred Stock and (ii) the Company shall deliver to the Purchasers stock certificates, registered in the names of the Purchasers, representing the Exchange Preferred Stock allocated among the Purchasers as specified in Schedule 1(b) hereto.

(c)           Exchange Preferred Stock.  The Exchange Preferred Stock shall have the rights, preferences and privileges as set forth in the Certificate of Designation attached hereto as Exhibit A (the “Exchange Certificate of Designation”) to be filed prior to the Closing by the Company with the Secretary of State of Delaware.  Each share of Exchange Preferred Stock shall be convertible into shares of Common Stock in accordance with the terms of the Exchange Certificate of Designation.  The shares of Common Stock issuable upon conversion of the Exchange Preferred Stock are referred to herein as the “Conversion Shares.”  The Exchange Preferred Stock and the Conversion Shares are collectively referred to herein as the “Securities.”

(d)           Original Preferred Stock.  Effective as of the Closing Date, all shares of Original Preferred Stock shall be canceled and the certificates formerly representing such shares of Original Preferred Stock shall thereafter represent only the right to receive certificates representing shares of Exchange Preferred Stock.

2.             REPRESENTATIONS AND WARRANTIES.

(a)           Purchaser Representations and Warranties.  Each Purchaser hereby represents and warrants to the Company as follows on the Closing Date:

(i)            Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated this Agreement and otherwise to carry out its obligations hereunder.  This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

(ii)           Ownership of Original Preferred Stock.  The Purchaser is the sole owner of all of the Original Preferred Stock set forth opposite its name on Schedule 2(a)(ii) hereof, free and clear of any and all liens, claims and encumbrances of any kind.

(iii)          Investment Intent.  The Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act.  The Purchaser understands that the Securities are restricted and that the Purchaser must bear the economic risk of investment indefinitely unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available.  The Purchaser does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute the Securities.

(iv)          Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.  The Purchaser is not a broker-dealer.

(v)           General Solicitation.  The Purchaser is not acquiring the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Exchange Preferred Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(vi)          Reliance.  The Purchaser understands and acknowledges that (A) the Securities are being offered and issued to it without registration under the Securities Act in a transaction that is exempt from the registration provisions of the Securities Act and (B) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations, and the Purchaser hereby consents to such reliance.

(vii)         Brokers and Finders.  The Purchaser has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(b)           Company Representations and Warranties.  Except as set forth on a Disclosure Schedule delivered by the Company to each Purchaser (the “Disclosure Schedule”), the Company hereby makes the following representations and warranties to the Purchasers on the Closing Date:

(i)            Organization and Qualification.  The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the nature of the business it conducts makes such qualification necessary and where the failure to do so would have any effect which, individually or in the aggregate with all other effects, reasonably would be expected to be materially adverse to (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents (as defined herein),  or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than those effects occurring as a result of general domestic or international economic or financial conditions or general industry developments that affect the Company and other participants in the industry in the same general fashion (a “Material Adverse Effect”).

(ii)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and to issue the Exchange Preferred Stock and the Conversion Shares in accordance with the terms of the Exchange Certificate of Designation and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Exchange Certificate of Designation and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Exchange Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company’s Board of Directors. This Agreement and the Exchange Certificate of Designation have been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligations of the Company enforceable against the Company, in accordance with their terms.

(iii)          Issuance of the Securities.  The Securities, when issued at the Closing or upon conversion of the Exchange Preferred Stock, as applicable, (i) will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of all taxes, liens, options or other encumbrances of any nature, (ii) will not be subject to preemptive rights, rights of first refusal, or other similar rights of stockholders of the Company or any other person (other than any such rights held by the holders of the Original Preferred Stock), or (iii) will not impose personal liability on the holder thereof.

(iv)          No Conflicts.  The execution, delivery and performance of this Agreement, the performance by the Company of its obligations under the Exchange Certificate of Designation and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance, as applicable, of the Exchange Preferred Stock and Conversion Shares) will not, (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and rules or regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or by which any property or asset of the Company is bound or affected, or (iii) require any consent or authorization of the Company’s stockholders (other than the holders of the Original Preferred Stock). The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational documents. The Company is not in default (and no event has occurred which, with notice or lapse of time or both, would put the Company in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party except for such violations, defaults or events that have not and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)           Original Purchase Agreement.  Excluding the representations and warranties set forth in Sections 3(a), (b), (d), (e), (i), (y) and (z) of the Original Purchase Agreement, the representations and warranties of the Company set forth in Section 3 of the Original Purchase Agreement (the “Original Representations and Warranties”) are each true and correct as of the Closing Date, in each case as if made on the Closing Date.

For purposes of this Agreement, the following terms as used in Section 3 of the Original Representations and Warranties shall have the following meanings:

i.              the term “Agreement” shall have the meaning of the term “Agreement” as defined in this Agreement;

ii.             the term “Disclosure Schedule” shall have the meaning of the term “Disclosure Schedule” as defined in this Agreement;

iii.            the term “Securities” shall have the meaning of the term “Securities” as it is defined in this Agreement;

iv.            the term “Conversion Shares” shall have the meaning of the term “Conversion Shares” as it is defined in this Agreement;

v.             the term “Preferred Stock” shall have the meaning of the term “Exchange Preferred Stock” as it is defined in this Agreement;

vi.            the term “Certificate of Designation” shall have the meaning of the term “Exchange Certificate of Designation” as it is defined in this Agreement;

vii.           the term “Registration Rights Agreement” shall mean the Registration Rights Agreement as amended pursuant to Section 3(d) below;

viii.          the term “Select SEC Documents” means the Company’s (A) Proxy Statement for its 2003 Annual Meeting, (B) Annual Report on Form 10-K for the fiscal year ended October 31, 2003 and (C) Current Reports on Form 8-K filed since October 31, 2003; and

ix.            The term “Transaction Documents” shall have the meaning of the term “Transaction Documents” as it is defined in this Agreement.

Except as set forth in this Section 2(b)(v), all capitalized terms used in the Original Representations and Warrants shall have the meanings ascribed to them in the Original Purchase Agreement.  For purposes of this Agreement, the term “2002 Annual Report” as used in the Original Representations and Warranties shall refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003.

(vi)          Brokers and Finders.  The Company has no knowledge of any person who will be entitled to or make a claim for payment of any finder fee or other compensation as a result of the consummation of the transactions contemplated by this Agreement.

(vii)         Absence of Certain Changes.  Except as set forth in the Select SEC Documents (as defined in Section 2(b)(v) of this Agreement), since October 31, 2003, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(viii)        Disclosure.  All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers in connection with the transactions contemplated hereby is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations and financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would now be required to be disclosed by the Company in the Company’s Annual Report on Form 10-K.

3.             OTHER COVENANTS AND AGREEMENTS.

(a)           Purchasers’ Consent.  To the extent the completion of the transactions contemplated in this Agreement or any other action contemplated in this Agreement requires the approval or consent of any of the holders of the Company’s outstanding Original Preferred Stock under the Company’s certificate of incorporation, the Original Certificate of Designation, the Company’s bylaws, the Delaware General Corporation Law (the “DGCL”) or otherwise, the Purchasers, as the holders of all outstanding shares of the Original Preferred Stock, each hereby consents to and approves all transactions and actions contemplated in this Agreement.

(b)           Nomination of Purchasers’ Designee for Election to the Board.  The Purchasers holding a majority of the Original Preferred Stock outstanding immediately prior to the Closing will have the right (but not the obligation) to nominate a Qualified Director (as defined below) to fill a vacancy on the Company’s Board of Directors or stand for election as a member the Company’s board of directors at the Company’s 2004 annual meeting of its stockholders (the “Purchasers’ Nominee”).  For purposes of this Section 3(b), the term “Qualified Director” means an individual who (i) is “independent” under the Nasdaq corporate governance listing standards applicable to the Company and Rule 10A-3 under the Securities Exchange Act of 1934, as amended, (ii) is not affiliated with any competitor of the Company at the time of such nomination, and (iii) is experienced in the information technology industry or in business or finance and (iv) is approved by the nominating committee of the Company’s board of directors in good faith.  Should the Purchasers choose to exercise the nomination right granted by this Section 3(b), they will provide, and will cause the Purchasers’ Nominee to provide, to the Company all such information regarding the Purchasers’ Nominee as may be reasonably requested by the Company.  If the Purchasers’ Nominee is elected to serve as a member of the Company’s board of directors, the Purchasers’ Nominee will serve until the next annual meeting of the Company or until the Purchasers’ Nominee’s successor has been appointed and qualified.

(c)           Amendment of the Original Purchase Agreement.  In accordance with Section 8(e) of the Original Purchase Agreement, the Company and the Purchasers hereby agree to amend the Original Purchase Agreement as follows:  As used only in Sections 4, 5, 8(g), 8(i) and 8(l) of the Original Purchase Agreement (and in no other sections of the Original Purchase Agreement), (i) the term “Securities” shall have the meaning of the term “Securities” as it is defined in this Agreement, except with respect to Section 8(l), in which the term “Securities” shall include the Securities defined in the Original Purchase Agreement and the Securities defined in Section 1(c) of this Agreement, (ii) the term “Conversion Shares” shall have the meaning of the term “Conversion Shares” as it is defined in this Agreement, (iii) the term “Preferred Stock” shall have the meaning of the term “Exchange Preferred Stock” as it is defined in this Agreement, (iv) the term “Certificate of Designation” shall have the meaning of the term “Exchange Certificate of Designation” as it is defined in this Agreement and (v) the term “Registration Rights Agreement” shall mean the Registration Rights Agreement as amended pursuant to Section 3(d) below.  Additionally, the term “Series A Preferred Stock” as used in Section 4(e)(v) of the Original Purchase Agreement is hereby deleted and replaced with the term “Preferred Stock.”  Further, for purposes of Section 8(l) of the Original Purchase Agreement, the term “Transaction Documents” and all references thereto shall refer to the Transaction Documents defined in Section 4(d) of this Agreement.  Except as amended in this Section 3(c), the terms, conditions and covenants of the Original Purchase Agreement shall remain the same and are hereby confirmed and ratified by the parties hereto.

(d)           Amendment of the Registration Rights Agreement.  In accordance with Section 11 of the Registration Rights Agreement dated October 16, 2003 by and among the Company and the Purchasers (the “Registration Rights Agreement”), the Company and the Purchasers (who are the “Initial Investors” as such term is defined in the Registration Rights Agreement and together hold a majority in interest of the “Registrable Securities” as such term is also defined in the Registration Rights Agreement) hereby agree to amend the Registration Rights Agreement as follows:  As used in the Registration Rights Agreement, (i) the term “Preferred Stock” shall have the meaning of the term “Exchange Preferred Stock” as defined in this Agreement, (ii) the term “Conversion Shares” shall have the meaning of the term “Conversion Shares” as it is defined in this Agreement (iii) the term “Certificate of Designation” shall have the meaning of the term “Exchange Certificate of Designation” as it is defined in this Agreement and (iv) the term “Securities Purchase Agreement” as used in the Registration Rights Agreement shall refer to the Original Purchase Agreement as amended pursuant to Section 3(c) above.  Additionally, the second sentence of Section 2(b) of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following text:

The “Registration Deadline” means (i) the ninetieth (90th) day following the date hereof if the Registration Statement receives a “no review” from the SEC; (ii) the one hundred thirty-seventh (137th) day following the date hereof if the Registration Statement is reviewed by the SEC; or, (iii) the one hundred fiftieth (150th) day following the date hereof if, in connection with reviewing the Registration Statement, the SEC also reviews the Company’s filings with the SEC pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Exchange Act”).

Further, notwithstanding anything to the contrary set forth in the Registration Rights Agreement, the Company shall take all steps necessary to increase the number of shares of Common Stock to be registered pursuant to the Registration Rights Agreement to 4,500,000.  Except as amended in this Section 3(d), the terms and conditions of the Registration Rights Agreement shall remain the same and are hereby confirmed and ratified by the parties hereto.

(e)           Amendment of the December 8, 2003 Letter Agreement.  The Company and the Purchasers are parties to a Letter Agreement dated December 8, 2003 (the “Letter Agreement”) pursuant to which the Company agreed not to take certain actions without first obtaining the prior written approval of the Purchasers holding 66 2/3% of the Original Preferred Stock outstanding prior to the time of such actions.  The Company and the Purchasers hereby amend the Letter Agreement as follows:  As used in the Letter Agreement, (i) the term “Series A Preferred” shall have the meaning of the term “Exchange Preferred Stock” as it is defined in this Agreement, the term “Certificate of Designation” shall have the meaning of the term “Exchange Certificate of Designation” as it is defined in this Agreement.  Except as amended in this Section 3(d), the terms and conditions of the Letter Agreement shall remain the same and are hereby confirmed and ratified by the parties hereto.

(f)            Securities Transfer Matters.  The Purchasers acknowledge and agree that the provisions of Section 5 of the Original Purchase Agreement, as amended pursuant to Section 3(c) above (the “Amended Original Purchase Agreement”), shall apply with respect to the Exchange Preferred Stock and the Conversion Shares, including, without limitation, that the certificates representing shares of Exchange Preferred Stock and the Conversion Shares shall bear the legend set forth in Section 5(c) of the Amended Original Purchase Agreement, subject to the limitations set forth therein.

(g)           Press Release; Publicity.  The Company shall issue a press release (the “Press Release”) describing in reasonable detail the transactions contemplated hereby as soon as practicable on or after the date hereof, but in no event later than the commencement of the first trading day following the date hereof.  The Press Release shall be subject to prior review and comment from BayStar Capital II, LP (“BayStar”). Within two days after the Closing Date, the Company shall file a Form 8-K with the SEC concerning this Agreement and the transactions contemplated hereby, which Form 8-K shall attach this Agreement as an exhibit to such Form 8-K (the “8-K Filing”).  From and after the Press Release, the Company hereby acknowledges that no Purchaser shall be in possession of any material nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release.  The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Purchaser with any material nonpublic information regarding the Company or any of its subsidiaries from and after the Press Release without the express written consent of such Purchaser; provided, however, that a Purchaser that exercises its rights under Section 4(n) of the Original Purchase Agreement shall be deemed to have given such express written consent.  No Purchaser shall have any liability to the Company, its subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure.  Subject to the foregoing, neither the Company nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (provided that any such press release or other public disclosure shall be subject to prior review and comment by BayStar provided such review and comment is timely and reasonable).

(h)           Further Assurances Regarding Required Nasdaq Approvals.  Each of the Company and the Purchasers acknowledges and understands that the terms of Transaction Documents (as defined herein) must satisfy the applicable qualitative listing standards and other qualification requirements related to the Company’s continued listing on the Nasdaq SmallCap Market (the “Applicable Listing Requirements”), and, as a result, such terms are subject to review by Nasdaq.  While the Company and the Purchasers believe the Transaction Documents comply with the Applicable Listing Requirements, in the event the Company is required by Nasdaq to modify the terms of any Transaction Document to comply with the Applicable Listing Requirements, the Company and the Purchasers will in good faith cooperate to modify the terms of such Transaction Document to comply with the requirements of Nasdaq while maintaining in all material respects the same terms as previously set forth in such Transaction Document.

4.             MISCELLANEOUS.

(a)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

(b)           Counterparts.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto.  This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(c)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(d)           Entire Agreement; Amendments.  This Agreement, the Amended Original Purchase Agreement, the Registration Rights Agreement, as amended pursuant to Section 3(d) above, the Letter Agreement, as amended pursuant to Section 3(e) above, the Exchange Certificate of Designation, and all other agreements delivered in connection herewith and therewith (such agreements, collectively, the “Transaction Documents”), and any schedules and exhibits hereto or thereto, contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and supercede all prior agreements and understandings, oral or written, with respect to such matters.  There are no restrictions, promises, warranties or undertakings relating to such matters, other than those set forth or referred to herein and therein. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser.

(e)           Notices.  Any notices required or permitted to be given under the terms of this Agreement shall be in writing and sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as provided herein.  The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i)            If to the Company:

The SCO Group, Inc.
355 South 520 West, Suite 100
Lindon, Utah 84042
Telephone: (801)765-4999
Facsimile: (801) 765-1313
Attention:  Robert K. Bench

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101
Telephone:  (801) 933-7366
Facsimile:  (801) 933-7373
Attention:  Nolan S. Taylor, Esq.

(ii)           If to any Purchaser, to such address as such Purchaser shall have provided to the Company.

(f)            Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder.  Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser’s rights hereunder to any other person or entity who purchases the Securities from such Purchaser.  In addition, notwithstanding anything to the contrary set forth herein or in the other Transaction Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other Transaction Document may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser’s margin or brokerage account.

(h)           Exculpation Among Purchasers; No “Group”.  The Company acknowledges that the obligations of each Purchaser under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents.  Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company.  The Purchasers and, to its knowledge, the Company agree that the no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for the purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby.  Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.  Each Purchaser further acknowledges that BayStar Capital II, LP has retained Drinker Biddle & Reath LLP to act as its counsel in connection with the transactions contemplated by this Agreement and the other Transaction Documents and that Drinker Biddle & Reath LLP has not acted as counsel for any of the other Purchasers in connection therewith and none of the other Purchasers have the status of a client of Drinker Biddle & Reath LLP for conflict of interest or other purposes as a result thereof.

(i)            No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(j)            Survival. The representations and warranties contained herein shall survive so long as the Exchange Preferred Stock is outstanding, notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. The agreements and covenants contained herein shall survive the Closing.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Exchange Agreement as of the day and year first above written.

THE SCO GROUP, INC.

By:	/s/ Robert K. Bench
Name:	Robert K. Bench
Title:	Chief Financial Officer

PURCHASERS:

BAYSTAR CAPITAL II, L.P.

By:	/s/ Lawrence Goldfarb
Name:	Lawrence Goldfarb
Title:	Managing Partner

ROYAL BANK OF CANADA

By:	/s/ Royal Bank of Canada

Name:

Title:

Schedule 1(b)

Name	Shares of Exchange Preferred Stock
BayStar Capital II, L.P.	20,000

Royal Bank of Canada	30,000

Schedule 2(a)(ii)

Name	Share of Original Preferred Stock
BayStar Capital II, L.P.	20,000

Royal Bank of Canada	30,000